Exhibit (n)(v) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K



                            VISION GROUP OF FUNDS
                             MULTIPLE CLASS PLAN


      This Multiple Class Plan ("Plan") is adopted by the Vision Group of Funds (the "Trust"), a Delaware business trust, with respect to the classes of shares ("Classes") of its various portfolios (the "Funds") set forth in exhibits hereto (the "Class Exhibits"). The adoption of this Plan is indicated by the execution of one or more of the Class Exhibits.

1.    Purpose

      This Plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Rule"), in connection with the issuance by the Trust of more than one class of shares of any or all of the Funds in reliance on the Rule.

2.    Separate Arrangements / Class Differences

      The arrangements for shareholders services or the distribution of securities, or both, for each Class shall be as set forth in the applicable Class Exhibit hereto.

3.    Expense Allocations

      Each Class shall be allocated those expenses actually incurred in a different amount by that Class and which are described in the applicable Class Exhibit hereto ("Class Expenses"). Class Expenses may include distribution expenses; shareholder services expenses; transfer agent fees; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; blue sky registration fees; SEC registration fees; the expense of administrative personnel and services as required to support the shareholders of a specific class; litigation or other legal expenses relating solely to one Class; or Trustees' fees incurred as a result of issues relating to one Class of shares.

4.    Conversion Features

      The conversion features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

5.    Exchange Features

      The exchange features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

6.    Effectiveness

      This Plan shall become effective with respect to each Class upon execution of an exhibit adopting this Plan with respect to such Class.

7.    Amendment

      Any material amendment of this Plan or any Class Exhibit hereto by the Trust is subject to the approval of a majority of the Trustees of the Trust, and a majority of the Trustees of the Trust who are not interested persons of the Trust, pursuant to the Rule.

8.    Limitations of Liability of Trustees and Shareholders of the Trust.
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      The execution and delivery of this Plan have been authorized by the
Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Plan are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Charter Documents.


                                  EXHIBIT A
                                    to the
                             Multiple Class Plan
                            VISION GROUP OF FUNDS
                                Class A Shares
                           Vision Money Market Fund
                      Vision Treasury Money Market Fund



      This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Trust ("Funds") on whose behalf it is executed as of the date stated below, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class A Shares of the Funds.

1.  Separate Arrangements

     Distribution Arrangements
     Class A Shares are designed for individuals as a convenient means of accumulating an interest in a professionally managed, diversified portfolios of short-term money market securities.

     Channel/Target Customers
     Class A Shares are designed for sale to customers of financial institutions who prefer to invest in open-end investment company securities sold without an initial sales load.

     Sales Load
     None

     Distribution Fees
     None.

     Services Offered to Shareholders
     Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.

     Shareholder Services Fees
     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Class A Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

     Minimum Investments
     The minimum initial investment in Class A Shares is $500 unless the investment is in a retirement plan, in which case the minimum initial investment is $250. Subsequent investments must be in amounts of at least $25, including retirement plans.

     Voting Rights
     Each Class A Share gives the shareholder one vote in Director elections and other matters submitted to shareholders for the entire Trust for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   Expense Allocation

     Distribution Fees
     No Distribution Fees are allocated to Class A Shares.

     Shareholder Service Fees
     Shareholder Service Fees are allocated equally among the Class A Shares of each Fund.

3.   Conversion Features

     Class A Shares are not convertible into shares of any other class.

4.   Exchange Features

     Class A Shares of any portfolio may be exchanged for Shares of other Funds of the Trust or certain other Funds distributed by Federated Securities Corp. pursuant to the conditions described in the appropriate prospectus.


            IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Trust by their duly-authorized officer(s) as of the date(s) set forth below.


                                          VISION GROUP OF FUNDS


                                          By:  /s/ Beth S. Broderick
                                             ---------------------------
                                          Name:  Beth S. Broderick
                                          Title:  Vice President
                                          Date:  May 23, 2001


                                  EXHIBIT B
                                    to the
                             Multiple Class Plan
                            VISION GROUP OF FUNDS
                                Class S Shares
                           Vision Money Market Fund
                      Vision Treasury Money Market Fund



      This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Trust ("Funds") on whose behalf it is executed as of the date stated below, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class S Shares of the Funds.

1.  Separate Arrangements

     Distribution Arrangements
     Class S Shares are designed for institutions as a convenient means of accumulating an interest in professionally managed, diversified portfolios of short-term money market securities.

     Channel/Target Customers
     Class S Shares are designed for sale to customers who purchase shares through cash management services, such as a sweep account, or through a bank or other financial service providers.

     Sales Load
     None

     Distribution Fees
     0.25 of 1% of the average daily net asset value of the Class S Shares

     Services Offered to Shareholders
     Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.

     Shareholder Services Fees
     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Class A Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

     Minimum Investments
     The minimum initial investment in Class S Shares is $500.00. Subsequent investments must be in amounts of at least $250.00. The minimum initial and subsequent investment for retirement plans is only $25.00. Minimum investments may be waived from time to time.

     Voting Rights
     Each Class S Share gives the shareholder one vote in Director elections and other matters submitted to shareholders for the entire Trust for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   Expense Allocation

     Distribution Fees
     Distribution Fees are allocated equally among the Class S Shares of each Fund.

     Shareholder Service Fees
     No Shareholder Services Fees are allocated to Class S Shares.

3.   Conversion Features

     Class S Shares are not convertible into shares of any other class.

4.   Exchange Features

     Class S Shares of any Fund may be exchanged for Shares of other Funds of the Trust pursuant to the conditions described in the appropriate prospectus.


            IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Trust by their duly-authorized officer(s) as of the date(s) set forth below.


                                          VISION GROUP OF FUNDS


                                          By:  /s/ Beth S. Broderick
                                             ---------------------------
                                          Name:  Beth S. Broderick
                                          Title:  Vice President
                                          Date:  May 23, 2001

                                  EXHIBIT C
                                    to the
                             Multiple Class Plan
                            VISION GROUP OF FUNDS
                                Class A Shares

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                Fund                         Effective Date of Plan
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     Vision Large Cap Value Fund                November 1, 2000
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    Vision Large Cap Growth Fund                November 1, 2000
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      Vision Mid Cap Stock Fund                 November 1, 2000
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     Vision Large Cap Core Fund                 November 1, 2000
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     Vision Small Cap Stock Fund                November 1, 2000
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  Vision International Equity Fund              November 1, 2000
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      This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Trust ("Funds") on whose behalf it is executed as of the date stated above, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class A Shares of the Funds.

1.  Separate Arrangements

     Distribution Arrangements
     Class A Shares are designed for individuals as a convenient means of accumulating an interest in a professionally managed, diversified portfolios of securities.

     Channel/Target Customers
     Class A Shares are designed for sale to both retail customers of brokers as well as trust customers or institutional customers of financial institutions.

     Sales Load
     Class A Shares of Vision Large Cap Value Fund, Vision Large Cap Growth Fund, Vision Mid Cap Stock Fund, Vision Large Cap Core Fund, Vision Small Cap Stock Fund, and Vision International Equity Fund are sold with a maximum front-end sales load of 5.50%. In addition, Class A Shares of such Funds purchased in amounts of $1 million or more which are redeemed at any time within the 12-month period beginning on the first day of the calendar month following the month in which such Shares were purchased, will be subject to a 1.00% contingent deferred sales charge.

     Distribution Fees
     Maximum Rule 12b-1 distribution fee: 0.25 of 1% of the average daily net assets of each Fund's Class A Shares. All or any portion of this fee may be waived by the Distributor from time to time.

     Services Offered to Shareholders
     Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.

     Shareholder Services Fees
     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of each Fund's Class A Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

     Minimum Investments
     The minimum initial investment in Class A Shares is $500 unless the investment is in a retirement plan, in which case the minimum initial investment is $250. Subsequent investments must be in amounts of at least $25, including retirement plans.


     Voting Rights
     Each Class A Share gives the shareholder one vote in Trustee elections and other matters submitted to shareholders of the entire Trust for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   Expense Allocation

     Distribution Fees
     Distribution Fees are allocated equally among Class A Shares of each Fund.

     Shareholder Service Fees
     Shareholder Service Fees are allocated equally among Class A Shares of each Fund.

3.   Conversion Features

     Class A Shares are not convertible into shares of any other class.

4.   Exchange Features

     Class A Shares of any portfolio may be exchanged for Class A Shares of other Funds of the Trust or certain other Funds distributed by Federated Securities Corp. pursuant to the conditions described in the appropriate prospectus.

            IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Trust by their duly-authorized officer(s) as of the date(s) set forth below.

                                          VISION GROUP OF FUNDS


                                          By:  /s/ Beth S. Broderick
                                             ---------------------------
                                          Name:  Beth S. Broderick
                                          Title:  Vice President
                                          Date:  May 23, 2001

                                  EXHIBIT D
                                    to the
                             Multiple Class Plan
                            VISION GROUP OF FUNDS
                                Class B Shares

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                Fund                         Effective Date of Plan
===========================================================================
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      Vision Mid Cap Stock Fund                 November 1, 2000
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    Vision Large Cap Growth Fund                November 1, 2000
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     Vision Large Cap Value Fund                November 1, 2000
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     Vision Large Cap Core Fund                 November 1, 2000
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     Vision Small Cap Stock Fund                November 1, 2000
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  Vision International Equity Fund              November 1, 2000
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      This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Trust ("Funds") on whose behalf it is executed as of the date stated above, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class B Shares of the Funds.

1.  Separate Arrangements

     Distribution Arrangements
     Class B Shares are designed for individuals as a convenient means of accumulating an interest in a professionally managed, diversified portfolios of securities, and who do not want to pay a front-end sales charge.

     Channel/Target Customers
     Class B Shares are designed for sale primarily to retail customers of brokers.

     Sales Load
     Class B Shares of the Funds are sold without a maximum front-end sales load.

     Contingent Deferred Sales Charge
     Class B Shares are subject to a CDSC as described in the Fund's prospectus (maximum of 5.00% in the first year).

     Distribution Fees
     Maximum Rule 12b-1 distribution fee: 0.75 of 1% of the average daily net assets of each Fund's Class B Shares. All or any portion of this fee may be waived by the Distributor from time to time.

     Services Offered to Shareholders
     Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.

     Shareholder Services Fees
     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of each Fund's Class B Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.


     Minimum Investments
     The minimum initial investment in Class B Shares is $500 unless the investment is in a retirement plan, in which case the minimum initial investment is $250.00. Subsequent investments must be in amounts of at least $25, including retirement plans.

     Voting Rights
     Each Class B Share gives the shareholder one vote in Trustee elections and other matters submitted to shareholders of the entire Trust for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   Expense Allocation

     Distribution Fees
     Distribution Fees are allocated equally among Class B Shares of each Fund.

     Shareholder Service Fees
     Shareholder Service Fees are allocated equally among Class B Shares of each Fund.

3.   Conversion Features

     Class B Shares automatically convert to Class A Shares eight years after purchase.

4.   Exchange Features

     Class B Shares of any portfolio may be exchanged for Class B Shares of other Funds of the Trust pursuant to the conditions described in the appropriate prospectus.

     IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Trust by their duly-authorized officer(s) as of the date(s) set forth below.

                                          VISION GROUP OF FUNDS


                                          By:  /s/ Beth S. Broderick
                                             ---------------------------
                                          Name:  Beth S. Broderick
                                          Title:  Vice President
                                          Date:  May 23, 2001